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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Yurie Systems, Inc. on Form S-8 of our report dated March 7, 1997 appearing in the Annual Report on Form 10-K of Yurie Systems, Inc. for the year ended December 31, 1996.



/s/ Deloitte & Touche LLP

Washington, D.C.
January 6, 1998